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                                                                    EXHIBIT 23.2




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation in this annual report of ENB Bankshares, Inc. on Form 10KSB, of our report dated January 12, 2001 on the consolidated financial statements of ENB Bankshares, Inc. and Subsidiaries as of December 31, 2000, 1999 and 1998 and for the years then ended.




Dallas, Texas
                                 March 26, 2001


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